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                                                                    EXHIBIT 99.3
                        SERVICE AND SPONSORSHIP AGREEMENT

         This Service and Sponsorship Agreement ("Agreement") is entered into as of July 12, 2004 to be effective as of the Effective Time (as defined in the Merger Agreement (as defined herein)) by and between National Processing Company, LLC, an Ohio limited liability company, and successor to National Processing Company with its principal office located in Louisville, Kentucky ("NPC"); and National City Bank of Kentucky, a national banking association, with its principal office located in Louisville, Kentucky ("NCBK").

                                    RECITALS

         WHEREAS, NCBK is a member in good standing of MasterCard International, Incorporated ("MasterCard") and Visa U.S.A., Inc. ("Visa"); and

         WHEREAS, NPC is engaged in the business of processing and transmitting electronic data of a financial, banking or economic nature, including but not limited to Charge Card Transactions (defined below); and

         WHEREAS, NCBK, NPC and United Air Lines, Inc. are parties to a certain Charge Card Processing Agreement dated November 15, 2000, a copy of which is attached hereto as Schedule A (the "Charge Card Processing Agreement"), pursuant to which NPC and NCBK allocate their rights and responsibilities as appropriate under the Charge Card Processing Agreement and the parties now wish to further define, modify and allocate their rights and responsibilities under the Charge Card Processing Agreement; and

         WHEREAS, Bank of America Corporation, a Delaware corporation ("Parent"), and National Processing, Inc., an Ohio corporation and the parent of NPC ("NPI"), have entered into an Agreement and Plan of Merger, dated July 12, 2004 (the "Merger Agreement"), pursuant to which Monarch Acquisition, Inc., an indirect wholly owned subsidiary of Parent, has merged into NPI and NPI has become an indirect wholly owned subsidiary of Parent; and

         WHEREAS, as an inducement to Parent's entering into the Merger Agreement, NCBK has agreed to release NPC from all of its obligations to NCBK, including indemnification obligations, with respect to the Charge Card Processing Agreement and the Sponsorship Agreement, dated June 30, 1996, between NPC and NCBK (the "Sponsorship Agreement"); and

         WHEREAS, as an inducement for NCBK to release NPC from such obligations, and in exchange for certain indemnification agreements contained in that certain Shareholders Agreement dated July 12, 2004 by and between Parent and NCBK's ultimate parent (the "Shareholders Agreement"), Parent will cause NPC to pay NCBK a one-time fee of $36 million.

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         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 1. DEFINITIONS

         The following capitalized terms shall have the meanings as set forth below:

         "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AUTHORIZATION" means the issuance of approval, by or on behalf of the card issuer, to complete a transaction for a Merchant.

         "BANK IDENTIFICATION NUMBER" or "BIN" means the unique series of numbers assigned by Visa to a principal member institution, which identifies the member or processor.

         "BANKING DAY" means any day other than Saturday, Sunday and any day that is a holiday observed by the Federal Reserve System prior to 7:00 p.m., Eastern Time.

         "CARDHOLDER" means a person who has been issued or authorized to use a Charge Card as evidenced by his/her signature on the Charge Card.

         "CARDHOLDER ACCOUNT" means an arrangement between a person and an Issuing Member which provides that the person may use one or more Charge Cards issued by such Issuing Member.

         "CHARGE CARD" means a valid card issued by (i) an Issuing Member of MasterCard or Visa that contains the MasterCard service mark, or the Visa service mark (and such marks may be changed from time to time); (ii) JCB; or
(iii) proprietary (private label) cards that NPC supports; and (iv) debit cards that NPC supports. A card shall be deemed valid on and after the effective date, if shown, and through and including the expiration date embossed thereon.

         "CHARGE CARD PROCESSING AGREEMENT" has the meaning set forth in the recitals and is attached hereto as Schedule A.

         "CREDIT RECORDS" means, collectively, all documents or the Electronic Record of such documents used to evidence any refund or price adjustment to be credited to a Cardholder's account from the sale of Products, the format of which shall be such as has been either approved by NPC or supplied by NPC for use under the Charge Card Processing Agreement.

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         "ELECTRONIC RECORD" means data that is transcribed in a form suitable for electronic processing.

         "ICA NUMBER" means the four-digit number assigned by MasterCard to a financial institution, third party processor or other member of MasterCard to identify said member.

         "INTERCHANGE FEE" means the fee which is paid or refunded by NPC or NCBK to MasterCard, Visa or other Charge Card plans for entering Sales Records and Credit Records into MasterCard or Visa or other Charge Card settlement networks. The basis used in calculating the Interchange Fee is established by MasterCard's, Visa's, or other Charge Card organizations' respective Boards of Directors and is subject to change upon written notice from the applicable Charge Card plan.

         "ISO" means an independent sales organization as that term is defined in the Visa Rules.

         "ISSUING MEMBER" means a licensee or member of MasterCard, Visa, or another Charge Card plan that is authorized by MasterCard, Visa or such other Charge Card plan to issue Charge Cards.

         "JCB" means JCB International Co., Ltd.

         "MSP" means a member service provider as that term is defined in the MasterCard Rules.

         "MERCHANT" means United Air Lines, Inc., a Delaware corporation with its principal office located in Elk Grove Township, Illinois, together with its Affiliates.

         "MERCHANT ACCOUNT" means that certain account maintained by NCBK into which shall be deposited by NPC or NCBK the net amounts due to Merchant after settlement of each day's Sales Records and Credit Records.

         "MERCHANT CHARGEBACK" means an item that has been denied or returned by an Issuing Member for cause, after it was entered into the appropriate settlement network for payment in accordance with the Rules or in accordance with the provisions of the Charge Card Processing Agreement.

         "MERCHANT LOSSES" means all charges and/or losses incurred by NPC or NCBK for any reason attributable to Merchant, including, but not limited to, losses due to Merchant's business failure and fraudulent practices of Merchant and any loss that relates to a Transaction or item processed pursuant to the Charge Card Processing Agreement.

         "MERCHANT PROGRAM" means the package of services offered by NPC and NCBK to Merchant which enables Merchant to make Charge Card sales to Cardholders and which permits the Merchant to present Credit Records and Sales Records to NPC for payment and processing.

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         "MERCHANT PROCESSING FEE" means the fee charged by NPC to Merchant for authorizing, processing and settling Sales Records and Credit Records as set forth in the Charge Card Processing Agreement.

         "ORIGINAL PAPER" means the Merchant copy of a Sales Record or Credit Record transcribed in writing on a paper form, which has either been reasonably approved by NPC or supplied by NPC for use under this Agreement or the Charge Card Processing Agreement.

         "OTHER FEES AND COSTS" means any fees due NPC under this Agreement other than the Merchant Processing Fees and all other costs and expenses incurred by NPC in the performance of this Agreement.

         "PERSON" means any individual, corporation, partnership, or any other legal entity and includes a "person" within the meaning of Section 3(a)(9) or 13(d)(3) of the Securities Exchange Act of 1934, as now in effect or hereafter amended.

         "PROCESSING FEES" means the fees paid by Merchant to NPC pursuant to the Charge Card Processing Agreement.

         "PRODUCTS" means goods and services that are sold or rendered by Merchant to its customers in connection with its usual business as it may evolve from time to time.

         "RETRIEVAL" means the production of the original or an acceptable facsimile of a Sales Record, credit voucher or other supporting documentation by the Merchant at the request of NPC or an Issuing Member.

         "RETRIEVAL REQUEST" means a written or electronic request by NPC to Merchant in the manner permitted by MasterCard, Visa or another Charge Card plan, as the case may be, for the Retrieval of a Sales Record or Credit Record, either in the form of microfilm, Original Paper, or facsimile, previously delivered in Electronic Record form to NPC by Merchant.

         "RULES" means the various Charge Card rules, operating regulations and systems manuals regarding, among other things, Chargebacks and relating to the processing, authorization and settlement of Charge Cards that may be established by a Charge Card plan, as the same may be amended from time to time.

         "SALES RECORD" means, collectively, all documents, or the Electronic Record of such documents, used to evidence the sale of Products through the use of Charge Cards, the format of which shall be such as has been either approved by NPC or supplied by NPC for use under the Charge Card Processing Agreement.

         "SETTLEMENT ACCOUNT" means a demand deposit account maintained for the benefit of NPC and NCBK for the purpose of debiting and crediting amounts detailed in this Agreement.

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         "TRANSACTION" means the consummation of a sale of Products or the initiation of a Credit Record, to a Cardholder Account by Merchant by means of a Sales Record.

                              2. RELEASE OF CLAIMS

         2.1 RELEASE. Subject to the satisfaction of NPC's obligation under
Section 2.2, NCBK hereby unconditionally fully, finally and forever releases, discharges and covenants not to sue and otherwise agrees not to enforce any claim, cause of action, right, title or interest against, NPC and each shareholder, agent, representative, director, officer and employee of NPC, past or present, and each Affiliate of each of the foregoing Persons, and their respective heirs, successors and permitted assigns (collectively, the "NPC Released Persons"), of, from and with respect to any and all claims, suits, judgments, debts, covenants, agreements, obligations, liabilities, actions or demands or controversies of any kind or character, that now exist or may arise in the future based upon any fact or circumstance, whether known or unknown, suspected or unsuspected, which presently exists or has ever existed in the past, that NCBK has or may have in any manner whatsoever, either singly or jointly with others, against any of the NPC Released Persons, under the Charge Card Processing Agreement or the Sponsorship Agreement solely as it relates to the Charge Card Processing Agreement (the "Release").

         2.2 PAYMENT. In consideration for the Release, at the Effective Time, NPC will pay to NCBK $36 million by wire transfer of immediately available funds to the account designated to NPC by NCBK. NCBK shall provide NPC with wire instructions for such wire transfer at least two Banking Days before the Effective Time.

                              3. RESPONSIBILITIES

         3.1 RESPONSIBILITIES OF NPC.

                  (a) NPC shall provide all Transaction processing services required to be performed by either or both NPC and NCBK in the Charge Card Processing Agreement, except as is otherwise specifically provided in this Agreement. NPC shall perform such processing in accordance with the standards and practices of the parties as previously provided under the Charge Card Processing Agreement.

                  (b) NPC shall provide the following risk management reporting under the Merchant Program to NCBK: daily unused travel reporting (each Banking
Day); unused travel aging report (quarterly or more frequently but no more than monthly except in exigent circumstances), reserve account reporting upon request.

                  (c) NPC will credit or debit the Settlement Account in accordance with this Agreement and the Charge Card Processing Agreement.

                  (d) NPC shall provide NCBK with continuous access, via an electronic interface, to processing and settlement data and information regarding Chargebacks and Retrieval Request related to Merchant.

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                  (e) NPC will advise NCBK each Banking Day, by telephone or other mutually agreed means, of the amount of net settlement to be made available.

                  (f) NPC shall promptly, upon demand, reimburse NCBK for any and all fines, penalties, assessments or other costs incurred by NCBK due to the failure by NPC to adhere to the Rules.

                  (g) To the extent NPC's performance relies on the receipt of information or input from Merchant or action by Merchant, NPC shall have no responsibility in the event (i) Merchant does not provide any and all such information or input, (ii) Merchant provides inaccurate information or input, or
(iii) Merchant's action or inaction prevents NPC's performance or results in a reduction in the quality of NPC's performance.

         3.2 MERCHANT LOSSES. All Merchant Losses or any losses incurred by NPC for any reason (including any Claims (as defined in the Shareholders Agreement) incurred by NPC pursuant to the actions taken by NCBK (other than the negligent misconduct of NPC and other than to the extent paid to NPC by a third party or to NPC or an Affiliate of NPC pursuant to the Shareholder Agreement) will be paid by NCBK.

         3.3 RESPONSIBILITIES OF NCBK.

                  (a) NCBK will settle directly with Merchant for all of Merchant's Charge Card Transactions as provided in the Charge Card Processing Agreement, subject to receipt of applicable funds from the applicable Charge Card plan.

                  (b) NCBK will sponsor NPC as an ISO for Visa, as an MSP for MasterCard, and as similarly required for JCB, solely for processing transactions under this Agreement.

                  (c) NCBK agrees to sponsor a BIN and an ICA Number for the exclusive use of NPC to be used solely for processing transactions under the Charge Card Processing Agreement. NCBK further agrees to sponsor NPC into JCB's Charge Card network for the benefit of NCBK, if applicable.

                  (d) NCBK will be solely responsible for the transfer of funds between the Settlement Account and the Merchant Account, the transfer of funds from the Merchant Account to Merchant's designated bank and the payment of all settlement funds due to Merchant.

                  (e) NCBK will be responsible for monitoring the Merchant's financial performance and the Merchant's bankruptcy, insolvency or other such judicial proceeding and all other applicable legal proceedings.

                  (f) NCBK shall pay all fees and expenses associated with NCBK's sponsorship of NPC and Merchant, including but not limited to all Other Fees and Costs and all registration and other fees, assessments and other charges to NCBK associated therewith.

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                  (g) NCBK shall promptly, upon demand, reimburse NPC for any and all fines, penalties, assessments or other costs incurred by NPC due to the failure by NCBK to adhere to the Rules.

         3.4 RESPONSIBILITIES OF NPC AND NCBK. NPC and NCBK will cooperate with each other in the performance of their respective duties under this Agreement and agree to communicate at least daily on Banking Days regarding Merchant processing and services.

                         4. SETTLEMENT ACCOUNT AND FEES

         4.1 SETTLEMENT ACCOUNT.

                  (a) NCBK shall establish the Settlement Account at NCBK.

                  (b) NCBK shall timely and properly fund the Settlement Account as provided for in this Agreement and in accordance with the terms of the Charge Card Processing Agreement. In the event that the Settlement Account does not contain sufficient funds to cover any Merchant Loss or any other amounts due under the Charge Card Processing Agreement, NCBK will remit the deficiency to the Settlement Account within the daily settlement cycle.

                  (c) NPC may debit or credit the Settlement Account for amounts as they become due under this Agreement.

         4.2 FEES.

                  (a) NCBK'S PORTION OF PROCESSING FEES. Except as provided in subsections 4.2(b), 4.2(c) and 4.2(d) below, NCBK shall be entitled to receive and retain, when due and paid to NPC by Merchant, all Processing Fees.

                  (b) NPC'S PORTION OF PROCESSING FEES. NPC shall be entitled to receive and retain, when and as due, those Processing Fees payable by Merchant pursuant to the Charge Card Processing Agreement which are identified and described in Exhibit B thereto in item II.K (Technical Assistance) thereof and in item III.D. (Reports To Be Furnished To Airline) thereof as charges for customized reporting.

                  (c) NPC FEES. NPC shall be entitled to receive and retain Processing Fees equal to the actual costs to NPC associated with providing services hereunder and under the Charge Card Processing Agreement.

                  (d) AFTER NOVEMBER 15, 2005. Notwithstanding anything to the contrary contained in this Section 4.2, if the term of this Agreement as set forth in Section 7.1 hereof, is (i) extended or renewed by the parties or otherwise, or (ii) NPC continues providing services under the Charge Card Processing Agreement and this Agreement for any reason, including without limitation as a result of litigation or pursuant to any court order or bankruptcy proceeding involving the Merchant, NPC shall be entitled to receive and retain Processing Fees to equal (i) the actual costs to NPC associated with providing

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services hereunder and under the Charge Card Processing Agreement, plus (ii) 15%
of such actual costs.

                  (e) DISPUTE RESOLUTION. If the parties are unable to resolve any dispute with respect to fees payable under this Section 4.2 after good faith negotiations, the parties shall submit the issues remaining in dispute to an independent public accounting firm mutually agreed upon by the parties (the "Independent Accountants") for resolution. If issues are submitted to the Independent Accountants for resolution, (i) NCBK and NPC shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both NCBK and NPC within sixty (60) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties; and (iii) NCBK and NPC will each bear fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

                          5. THIRD-PARTY REQUIREMENTS

         5.1 VISA/MASTERCARD REQUIREMENTS. NCBK agrees to maintain an active, appropriate membership with Visa and MasterCard during the term of this Agreement. NCBK agrees to pay all registration and membership costs associated therewith. NCBK also agrees to enter into similar arrangements as required by the Charge Card Processing Agreement and other Charge Card organizations, when applicable.

                  6. REPRESENTATIONS, WARRANTIES AND COVENANTS

         6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF NPC. NPC represents and warrants to NCBK that:

                  (a) GOOD STANDING. NPC is a limited liability company, validly existing and in good standing under the laws of the State of Ohio, and has its principal office in Louisville, Kentucky.

                  (b) AUTHORITY. NPC has full authority and power to enter into and perform its obligations under this Agreement.

                  (c) STANDARD OF PERFORMANCE. NPC shall perform all services hereunder consistent with past practices and standards and the Charge Card Processing Agreement.

                  (d) ENFORCEABILITY. This Agreement represents a valid obligation of NPC and is fully enforceable according to its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

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                  (e) COMPLIANCE WITH LAW. NPC will comply with the terms of this Agreement, the Rules, and with all applicable state and federal laws and regulations as such relate to the performance of NPC of its obligations under this Agreement.

         6.2 REPRESENTATIONS, WARRANTIES AND COVENANTS OF NCBK. NCBK represents and warrants to NPC that:

                  (a) GOOD STANDING. NCBK is a national banking association organized, validly existing and in good standing under the laws of the United States, and has its principal office in Louisville, Kentucky.

                  (b) AUTHORITY. NCBK has full authority and power to enter into and perform its obligations under this Agreement.

                  (c) STANDARD OF PERFORMANCE. NCBK shall perform all services hereunder consistent with past practices and standards and the Charge Card Processing Agreement.

                  (d) ENFORCEABILITY. This Agreement represents a valid obligation of NCBK and is fully enforceable according to its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

                  (e) COMPLIANCE WITH LAW. NCBK will comply with the terms of this Agreement, the Rules, and with all applicable state and federal laws and regulations or as such relate to the performance of NCBK of its obligations under this Agreement.

         6.3 NO OTHER WARRANTIES. THE WARRANTIES SET FORTH HEREIN CONSTITUTE THE ONLY WARRANTIES OF THE PARTIES WITH RESPECT HERETO AND ARE IN LIEU OF ANY OTHER WARRANTIES WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                 7. TERM, TERMINATION, DEFAULT, INDEMNIFICATION

         7.1 TERM. This Agreement will become effective on the Effective Date, and will terminate the earlier of (i) at midnight on November 15, 2005, or (ii) the date of termination of the Charge Card Processing Agreement.

         7.2 OBLIGATIONS UPON TERMINATION. After any termination of this Agreement, NCBK shall continue to bear total responsibility for any and all Merchant Losses paid by NPC resulting from Transactions processed pursuant to this Agreement as well as all other monetary responsibilities, including, but not limited to, fees, including fines and assessments by Visa, MasterCard or JCB.

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         7.3 INDEMNIFICATION.

                  (a) NPC INDEMNIFICATION. NPC will indemnify, defend and hold NCBK and its directors, shareholders, officers agents, employees, representatives, successors and assigns harmless from and against any and all liabilities, losses, damages, charges, costs, fees, increased taxes or expenses, including without limitation, court costs, reasonable attorneys' fees which NCBK may incur or which may be claimed against NCBK by any person as a result of: (i) the negligence of NPC, its officers, employees, subcontractors or agents with respect to the performance of its obligations under this Agreement and the Charge Card Processing Agreement at or after the Effective Time, and/or (ii) the breach of NPC's obligations, representations and warranties under this Agreement.

                  (b) NCBK INDEMNIFICATION. NCBK will indemnify, defend and hold NPC and its directors, officers, agents, employees, representatives, successors, assigns and shareholders and each Affiliate of each of the foregoing persons harmless from and against any and all Claims (as defined in the Shareholders Agreement) that NPC may incur or that may be claimed against NPC by any Person as a result of any of: (i) the negligence of NCBK with respect to the performance of its obligations under this Agreement and the Charge Card Processing Agreement, (ii) the breach of NCBK's obligations, representations and warranties under this Agreement, (iii) any bankruptcy proceedings or similar proceedings of Merchant or any legal proceedings related thereto, (iv) any Merchant Losses, and/or (v) any action taken or not taken by NPC at the direction of NCBK.

                                8. MISCELLANEOUS

         8.1 ASSIGNABILITY; SALE OF THE PARTIES. No party may assign, transfer this Agreement, by operation of law or otherwise, or otherwise delegate this Agreement without the prior written consent of the other parties which consent will not be unreasonably withheld, conditioned or delayed, except that NPC may assign this Agreement to any Affiliate without NCBK's consent; provided, however, that any such assignment will not relieve NPC of its obligations under this Agreement. Any assignment in violation of this Section 8.1 shall be null and void.

         8.2 NOTICES. Except as otherwise provided in this Agreement, any notice or other communication hereunder must be given in writing and either (a) delivered in person or by courier service, (b) transmitted by facsimile, provided, that any notice so given is also sent for delivery as provided in clause (a), or mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, as follows:

                  if to NPC :       National Processing Company, LLC.
                                    1231 Durrett Lane
                                    Louisville, Kentucky 40213
                                    Attn: Bankcard Contract Management
                                    Phone:  (502) 315-2000
                                    Facsimile:  (502) 315-4329

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                             with a copy to:

                             Bank of America Corporation
                             100 North Tryon Street
                             NCI-007-20-01
                             Charlotte, North Carolina 28255
                             Attention: General Counsel
                             Facsimile:  (704) 386-0181

                             Bank of America
                             CA5-705-08-01
                             555 California Street, 8th Floor
                             San Francisco, California  94137
                             Attention: Meg Troughton, Assistant General Counsel
                             Telephone: (415) 622-6310
                             Facsimile:  (415) 622-8179

                             Helms Mulliss & Wicker, PLLC
                             201 North Tryon Street, 30th Floor
                             Charlotte, North Carolina 28202
                             Telephone:  (704) 343-2000
                             Facsimile:  (704) 343-2300
                             Attention: Boyd C. Campbell

            if to NCBK:      National City Bank of Kentucky
                             101 S. Fifth Street
                             Louisville, Kentucky 40202
                             Attn:  Legal Department, Chief Counsel
                             Telephone: (502) 581-4498
                             Facsimile:  (502) 581-6351

                             with a copy to:

                             National City Corporation
                             1900 East Ninth Street
                             Cleveland, Ohio 44114
                             Attention: General Counsel
                             Telephone:  (216) 222-2978
                             Facsimile:  (216) 222-2336

or to such other address or to such other person as any party shall have last designated by such written notice to the other parties. Each such notice or other communication shall be effective (i) if given by facsimile, when transmitted to the applicable number so specified in this Section 8.2 and oral confirmation of its receipt is received, or (ii) if given by any other means, when actually received at such address.

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         8.3 ENTIRE UNDERSTANDING, AMENDMENT. This Agreement, the exhibits attached hereto, the Charge Card Processing Agreement and the Shareholders Agreement, set forth the entire understanding of the parties relating to its subject matter, and all other understandings, written or oral, are superseded. This Agreement may not be amended except in a writing executed by all parties. In the event of any conflict between the terms of this Agreement (including the exhibits attached hereto) and Section 9 of the Shareholders Agreement, the provision of Section 9 of the Shareholders Agreement shall control.

         8.4 SEVERABILITY. If any provision of this Agreement is illegal, the invalidity of such provision will not affect any of the remaining provisions, and this Agreement will be construed as if the illegal provision is not contained in the Agreement.

         8.5 NO WAIVER OF RIGHTS. No failure or delay on the part of any party in exercising any right under this Agreement will operate as a waiver of that right, nor will any single or partial exercise of any right preclude any further exercise of that right.

         8.6 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and will be binding upon the parties and their respective permitted successors and assigns.

         8.7 APPLICABLE LAW. The Agreement will be deemed to be a contract made under the laws of the State of Ohio, and will be construed in accordance with the laws of Ohio without regard to principles of conflicts of law.

         8.8 JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the federal courts located in the State of Ohio in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.

         8.9 DAMAGES. EXCEPT FOR VIOLATIONS OF SECTION 8.13 BELOW, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OF ANY NATURE OR FOR ANY REASON WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

         8.10 INDEPENDENT CONTRACTORS. NPC and NCBK will be deemed to be independent contractors and will not be considered to be servant, joint venturer or partner of the other.

         8.11 CONSTRUCTION. The headings used in this Agreement are inserted for convenience only and will not affect the interpretation of any provision. All sections mentioned in the Agreement reference section numbers of this Agreement. The language

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used will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         8.12 FORCE MAJEURE. No party will be liable for its failure to perform under this Agreement if such failure arises out of causes beyond the control and without the fault or negligence of that party. Such causes may include but are not limited to acts of God, fires, wars, riots, acts, omissions or delays by MasterCard, Visa, any other Charge Card company, or other unaffiliated third parties, or acts of civil or military authorities.

         8.13 EXPENSES. Each party to this Agreement shall perform their respective responsibilities hereunder at no cost or expense to any other party to this Agreement, except as expressly provided for herein or as otherwise agreed to by the parties.

         8.14 CONFIDENTIALITY. Except as required by law, the parties to this Agreement shall keep confidential and shall not disclose, and shall cause their respective employers, independent contractors and agents to keep confidential and not to disclose, to any third party all information learned each from the other party hereto about business practices and manner and means by which such other party does business that is not generally known to others, including without limitation any data or information that is a trade secret or competitively sensitive such as computer software and documentation, flow charts, data and data formats, customer information and lists, and financial information, and to use such information only for the purposes of fulfilling their respective responsibilities under this Agreement. Each party hereto shall, unless prohibited by law from doing so, promptly inform the party from whom any such information was learned of any request by a court or governmental agency to disclose such information to enable such party to waive the provisions of this Section or to defend the nondisclosure of such information. The parties agree
(i) that disclosure of information in breach of this Section 8.14 could have serious consequences and that money damages would not be a sufficient remedy for any such breach and (ii) that, in the event of a breach or threatened breach of this Section by either party, the other party shall be entitled to equitable relief, including injunctive relief (without the posting of any bond or securities) and specific performance, in addition to all other remedies available to it at law or in equity.

         8.15 COMPLIANCE WITH 12 CODE OF FEDERAL REGULATIONS (CFR) PART 40. The parties hereto agree that they shall not disclose or use any "nonpublic personal information", as defined by 12 CFR 40.3(n)(1), which any party has provided to the other, other than to carry out the purposes for which the information is disclosed, including use under an exception in 12 CFR 40.14 or 40.15 in the ordinary course of business to carry out those purposes.

         8.16 NO OTHER AMENDMENT TO SPONSORSHIP AGREEMENT. Except as set forth in this Agreement, all provisions of the Sponsorship Agreement shall remain unchanged and in full force and effect.

         8.17 SURVIVAL. Sections 2.1, 3.2, 3.3(f), 8.8, 8.14, 8.15, 8.17,
Article 6 and Article 7, and any other sections that by their operative nature extend beyond the term of this Agreement shall survive any termination of this Agreement; provided, however, that in the event that the termination of this Agreement is (i) postponed, deferred, extended or renewed for any reason, or (ii) NPC continues providing services under the Charge Card Processing Agreement and this Agreement for any reason, including without limitation as a result of litigation or pursuant to any court order or bankruptcy proceeding involving the Merchant, all of the terms and conditions contained in this Agreement shall survive and continue to be binding on the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


NCBK:                                            NPC:

NATIONAL CITY BANK OF KENTUCKY                   NATIONAL PROCESSING
                                                 COMPANY, LLC


By:   /s/ Charles P. Denny                       By:  /s/ Jon L. Gorney
   ___________________________                      ___________________________
   Name:  Charles P. Denny                          Name:  Jon L. Gorney
   Title: President and CEO                         Title: Chairman and CEO


Date: July 12, 2004                               Date: July 12, 2004




                       SERVICE AND SPONSORSHIP AGREEMENT

                              Signature Page 1 of 1

                                   SCHEDULE A

                        CHARGE CARD PROCESSING AGREEMENT

                                  See attached.